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                                                                         EX.99.J
                                                                   Exhibit 23(j)




               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 21 to the Registration Statement (Form N-1A)
(No. 2-57791) of Delaware Group State Tax-Free Income Trust of our report dated April 9, 1999, included in the 1999 Annual Report to shareholders.


/s/Ernst & Young LLP
-------------------
Ernst & Young LLP

Philadelphia, Pennsylvania
April 26, 1999


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                         Report of Independent Auditors


To the Shareholders and Board of Directors
Delaware Group State Tax-Free Income Trust

We have audited the accompanying statements of net assets of Delaware Group State Tax-Free Income Trust (the "Trust") (comprised of Tax-Free Pennsylvania Fund, Tax-Free New Jersey Fund, and Tax-Free Ohio Fund) and the statement of assets and liabilities of Tax-Free New Jersey Fund as of February 28, 1999, and the related statements of operations for the year then ended, and the statements of changes in net assets and financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of February 28, 1999, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective funds constituting the Delaware Group State Tax-Free Income Trust at February 28, 1999, the results of their operations for the year then ended, and the changes in their net assets and their financial highlights for each of the periods indicated therein, in conformity with generally accepted accounting principles.

/s/Ernst & Young LLP
-------------------
Ernst & Young LLP

Philadelphia, Pennsylvania
April 9, 1999